Exhibit 99.1

WhiteFiber Secures $100 Million Delayed Draw Facility to Support Near-Term Growth Initiatives

New York, May 27, 2026 /PRNewswire/– WhiteFiber, Inc. (Nasdaq: WYFI) (“WhiteFiber” or the “Company”), a leading provider of AI infrastructure and high-performance computing solutions, today announced that it has entered into a $100 million delayed draw term loan facility with Bit Digital Capital, Inc., a wholly owned subsidiary of Bit Digital, Inc. (Nasdaq: BTBT). The facility may be increased to $150 million upon mutual agreement of the parties. B. Riley Securities, Inc. purchased a portion of the term loans under the facility from Bit Digital Capital, Inc.

The facility is intended to provide WhiteFiber with additional financial flexibility to support near-term growth initiatives in both its data centers and cloud services businesses.

“This facility gives WhiteFiber added flexibility to pursue near-term growth initiatives by bridging timing gaps between the start of a project and closing its associated permanent financing. Meanwhile, we continue to advance non-dilutive permanent financing solutions, including our recently expanded and amended credit facility with the Royal Bank of Canada, and ongoing progress on the permanent financing for NC-1, which we continue to expect to be completed in the near-term.” said Sam Tabar, Chief Executive Officer of WhiteFiber. “Our focus remains on disciplined execution, bringing contracted capacity online, and building a scalable infrastructure platform for the next generation of AI workloads.”

The facility is structured as a delayed draw term loan facility. The company intends to use the proceeds for general corporate purposes, which may include the completion of the buildout of the first phase of an HPC data center located in Madison, North Carolina, being developed by affiliates of the company, subject to the timing of the closing of permanent financing, as well as other growth initiatives.

About WhiteFiber, Inc.

WhiteFiber is a provider of artificial intelligence (“AI”) infrastructure solutions. WhiteFiber owns high-performance computing data centers and provides cloud services to customers. Our vertically integrated model combines specialized colocation, hosting, and cloud services engineered to maximize performance, efficiency, and margin for generative AI workloads. For more information, visit www.whitefiber.com. Follow us on LinkedIn and X @WhiteFiber_.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. Such statements include, but are not limited to, statements about the intended use of proceeds from the facility, the potential increase of the facility to $150 million, the Company’s pursuit of growth initiatives across its data centers and cloud services businesses, the Company’s ability to secure additional non-dilutive capital solutions, the timing for completion of the initial phase at our NC-1 facility, our ability to obtain financing on favorable terms, the expected completion of permanent financing for NC-1, the anticipated timing and deployment of the information technology load, our ability to bring contracted capacity online and build a scalable infrastructure platform, our position and ability to support AI infrastructure demand, and our ability to capture the next phase of growth in AI infrastructure. These statements are based on current expectations and involve risks and uncertainties that may cause actual results to differ materially. These statements may be identified by words such as “will likely result,” “are expected to,” “will continue,” “will allow us to,” “is anticipated,” “estimated,” “expected,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. For a more detailed discussion of risk factors that could affect the Company’s results, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements except as required by law. All forward-looking statements speak only as of the date of this press release.

Investor Contact

WhiteFiber

IR@whitefiber.com